NEWS RELEASE

For Immediate Release                   Contact:      William W. Sherertz
                                                      President and
                                                      Chief Executive Officer
                                        Telephone:    (503) 220-0988

                    BARRETT BUSINESS SERVICES, INC. ANNOUNCES
                AMENDED OPERATING RESULTS FOR FOURTH QUARTER AND
                      12-MONTHS ENDED DECEMBER 31, 2001 AND
                       SCHEDULES INVESTOR CONFERENCE CALL

      PORTLAND, OREGON, April 3, 2002 - Barrett Business Services, Inc. (Nasdaq trading symbol: "BBSI") reported today that it has amended its previously announced operating results for the 2001 fourth quarter and 12-months ended December 31, 2001 by recognizing a $1,837,000 after-tax charge in connection with post-year end adverse development of the estimated future expense of workers' compensation claims and, to a lesser extent, an increased provision for estimated bad debt expense related to one customer. Of the total after-tax charge of $1,837,000 ($3,000,000 pretax), $1,745,000 ($2,850,000 pretax) was attributable to higher workers' compensation expense and $92,000 ($150,000 pretax) was related to an increased estimate for bad debt expense. For the fourth quarter ended December 31, 2001, the Company's amended net loss totaled $2,269,000, an increase of $1,837,000 from the February 6, 2002 reported net loss of $432,000. The basic and diluted net loss per share for the 2001 fourth quarter were $.38. Cash flow per share (defined as net (loss) income plus depreciation and amortization divided by weighted average diluted shares outstanding) for the 2001 fourth quarter was a negative $.24. The amended net loss for the year ended December 31, 2001 amounted to $2,422,000, an increase of $1,837,000 from the previously reported net loss of $585,000. The basic and diluted net loss per share for 2001 were $.39. Cash flow per share for 2001 was a positive $.14.

      Revenues for the 2001 fourth quarter and 12-months ended December 31, 2001 were unchanged at $50.7 million and $216.7 million, respectively.

      During February and March 2002, the Company's third party administrator ("TPA") for California workers' compensation claims reported significant increases in the estimated future costs of claims to the Company. The increases in estimated future costs were due in part to adverse development of previous estimates for future claims costs, the TPA's recent completion of a review of all claims files it had assumed from the Company's predecessor TPA during 2001, and a change in claims reserving practices mandated by the State of California. Due to the increased estimates for future claims costs, the Company engaged its outside actuary to analyze the financial effect of the revised costs estimates, which in turn resulted in the Company's recognition of the additional charge for workers' compensation expense for 2001.

      William W. Sherertz, President and Chief Executive Officer, commented that, "I believe this charge will have minimal, if any, effect on the future cash flow of the Company, as the increased estimated future claims expense is primarily related to older claims. It has been our experience that the newer or current year injury claims precipitate greater cash needs because of the medical attention required by our injured employees. From

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


Barrett Business Services, Inc.
News Release
April 3, 2002


an operational standpoint, a significant number of the older claims originated from two customers served by one branch office. We have made personnel changes at the branch and corporate offices, changed customer service procedures to ensure that we have a more appropriate match between the customers' personnel needs and our available employees, and improved communications with our new California TPA firm. Although the cost of workers' compensation claims in California is far higher than any other zone within the Company, we believe that our management team has effectively addressed the operational issues. On a more positive note, we are encouraged that the burden of these increased cost estimates for prior year claims will not affect current and future year earnings."


                                                  (Unaudited)              (Unaudited)
                                              Fourth Quarter Ended         Year Ended
                                                  December 31,            December 31,
                                              --------------------    ---------------------
          Results of Operations                 2001       2000         2001        2000
-------------------------------------------   ---------  ---------    ---------   ---------
  (in thousands, except per share amounts)
Revenues:
  Staffing services                           $ 28,351   $ 39,154     $123,110    $188,500
  Professional employer services                22,326     28,944       93,553     133,966
                                              ---------  ---------    ---------   ---------
    Total revenues                              50,677     68,098      216,663     322,466
                                              ---------  ---------    ---------   ---------
Cost of revenues:
  Direct payroll costs                          39,368     52,991      168,022     251,015
  Payroll taxes and benefits                     3,841      5,219       17,635      27,007
  Workers' compensation                          5,927      3,378       12,971      12,639
                                              ---------  ---------    ---------   ---------
    Total cost of revenues                      49,136     61,588      198,628     290,661
                                              ---------  ---------    ---------   ---------
Gross margin                                     1,541      6,510       18,035      31,805
Selling, general and administrative
expenses                                         4,468      5,506       18,737      24,583
Depreciation and amortization                      808        819        3,277       3,192
                                              ---------  ---------
                                                                      ---------   ---------
(Loss) income from operations                   (3,735)       185       (3,979)      4,030
Other income (expense), net                          6        (78)         (17)       (483)
                                              ---------  ---------    ---------   ---------
(Loss) income before taxes                      (3,729)       107       (3,996)      3,547
(Benefit from) provision for income taxes       (1,460)        44       (1,574)      1,446
                                              ---------  ---------    ---------   ---------
Net (loss) income                             $ (2,269)  $     63     $ (2,422)   $  2,101
                                              =========  =========    =========   =========

Basic (loss) earnings per share               $   (.38)  $    .01     $   (.39)   $    .29
                                              =========  =========    =========   =========

Weighted average basic shares outstanding        5,969      6,838        6,193       7,237
                                              =========  =========    =========   =========

Diluted (loss) earnings per share             $   (.38)  $    .01     $   (.39)   $    .29
                                              =========  =========    =========   =========

Weighted average diluted shares
outstanding                                      5,969      6,864        6,193       7,277
                                              =========  =========    =========   =========
Cash flow per share                           $   (.24)  $    .13     $    .14    $    .73
                                              =========  =========    =========   =========

                                      -2-

      The following summarizes the unaudited balance sheets at December 31, 2001 and December 31, 2000.

                                                                December 31,
                   ($ in thousands)                          2001           2000
                                                         -------------  ------------
                        Assets

Current assets:
  Cash and cash equivalents                                 $ 1,142       $   516
  Trade accounts receivable, net                             13,760        20,660
  Prepaid expenses and other                                  1,022         1,222
  Deferred tax assets                                         2,841         2,702
                                                         -------------  ------------
     Total current assets                                    18,765        25,100
Intangibles, net                                             18,878        20,982
Property, equipment and software, net                         6,084         7,177
Restricted marketable securities and workers'
  compensation deposits                                       5,425         4,254
Unrestricted marketable securities                                -         1,386
Deferred tax assets                                           2,268           839
Other assets                                                  1,146         1,127
                                                         -------------  ------------
                                                            $52,566       $60,865
                                                         =============  ============

         Liabilities and Stockholders' Equity

Current liabilities:
  Current portion of long-term debt                         $   708       $ 2,939
  Line of credit payable                                      3,424         2,628
  Accounts payable                                              686         1,013
  Accrued payroll, payroll taxes and related benefits         5,165         7,893
  Workers' compensation claim and safety
    incentive liabilities                                     5,735         5,274
  Other accrued liabilities                                     389         1,622
                                                         -------------  ------------
     Total current liabilities                               16,107        21,369
Long-term debt, net of current portion                          922         2,283
Customer deposits                                               520           614
Long-term workers' compensation liabilities                   3,515           682
Other long-term liabilities                                     968         1,000
Stockholders' equity                                         30,534        34,917
                                                         -------------  ------------
                                                            $52,566       $60,865
                                                         =============  ============

      On Thursday, April 4, 2002, at 8:00 a.m. Pacific Time, William W. Sherertz will host an investor telephone conference call to discuss the amended operating results. To participate in the call, dial (800)399-3080 shortly before 8:00 a.m. Pacific Time on Thursday, April 4, 2002. A recording of the call will be available beginning April 4, 2002 at 12 noon and ending April 11, 2002 at 12 noon. To listen to the recording, dial (800)642-1687 and enter conference identification code 3742987.

      Barrett Business Services, Inc. is a human resource management company with offices in ten states, which serve customers in approximately 15 states.

      Statements in this release about future events or performance are forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Factors that could affect future results include economic conditions in the Company's service areas, the effect of changes in the Company's mix of services on gross margin, and future workers' compensation claims experience, among others. Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements may be less reliable than historical information.

                                      #####


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